Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO EQUITY PURCHASE AGREEMENT

This SECOND AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Second Amendment”) is entered into as of December 11, 2018, by and between DaVita Inc., a Delaware corporation (“Seller”), and Collaborative Care Holdings, LLC, a Delaware limited liability company (“Buyer,” and together with Seller, the “Parties” and each individually, a “Party”).

Recitals:

A.    Buyer and Seller are parties to that certain Equity Purchase Agreement (as amended by the First Amendment (as defined below), the “Agreement”), dated as of December 5, 2017, by and among Buyer, Seller and solely with respect to Section 9.3 and Section 9.18, UnitedHealth Group Incorporated, a Delaware corporation, pursuant to which Buyer has agreed to purchase from Seller the Acquired Interests on the terms set forth therein.

B.    Buyer and Seller are parties to that certain First Amendment to Equity Purchase Agreement, dated as of September 20, 2018 (the “First Amendment”).

C.    Buyer and Seller desire to further amend the Agreement as set forth below as a result of, as of the date of this Second Amendment, the anticipated divestiture of the Business in the State of Nevada, the diminished financial performance of the Business through September 30, 2018, and Seller’s current expectations for the financial performance of the Business in 2019.

D.    Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

In consideration of the foregoing recitals and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments to Agreement. The Agreement is hereby amended as follows:

(a)    Section 2.2(a) of the Agreement is hereby amended to be an amount equal to $4,340,000,000 (and not $4,900,000,000) and the Form of Closing Statement, attached as Exhibit C to the Agreement, is amended accordingly.

(b)    Section 6.3(c) of the Agreement is hereby amended and restated in its entirety as set forth below:

No Seller Material Adverse Effect. Since December 5, 2017, there shall not have occurred a Seller Material Adverse Effect; provided, that solely for purposes of determining whether a Seller Material Adverse Effect has occurred with respect to the financial condition or results of operations of the Acquired Companies and Related Consolidated Entities, taken as whole, such period shall be measured from December 11, 2018 and not December 5, 2017.

(c)    The defined term “Threshold”, as set forth in Section 7.2(b)(i) of the Agreement, is hereby amended to be an amount equal to $65,100,000 (and not $73,500,000).

(d)    Section 7.2(b)(ii) of the Agreement is hereby amended and restated in its entirety as set forth below:

Seller’s aggregate liability for Losses arising out of or resulting from claims under Section 7.2(a)(i), Section 7.2(a)(iii) and Section 7.2(a)(v) shall in no event exceed $325,500,000;

2.	Miscellaneous.

(a)    Governing Law. This Second Amendment, and all claims or causes of action based upon, arising out of, or related to this Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles or rules to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b)    Counterparts. This Second Amendment may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “.pdf” form) in one or more counterparts, and by different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c)    No Other Amendments. Except as specifically modified in Section 1 of this Second Amendment or the First Amendment, all of the provisions of the Agreement remain unchanged and continue in full force and effect. Unless the context otherwise requires, after the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby and by the First Amendment.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Second Amendment has been duly executed by the Parties as of the day and year first above written.

SELLER:

DAVITA INC. a Delaware corporation

By:	/s/ Kent J. Thiry
Name: Kent J. Thiry
Title: Chairman and Chief Executive Officer

[Signature Page to Second Amendment to Equity Purchase Agreement]

BUYER: COLLABORATIVE CARE HOLDINGS, LLC a Delaware limited liability company

By:	/s/ David Wichmann
Name: David Wichmann
Title: Chief Executive Officer, UHG

[Signature Page to Second Amendment to Equity Purchase Agreement]